EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

FIRST QUARTER 2013 RESULTS

•                  Revenue rises to $520.7 million from $440.9 million

•                  First quarter 2013 net loss of $13.4 million, or $0.52 per share

•                  Emerging, non-asset-based businesses continue growth trends and cash generation

•                  ABF labor contract negotiations continue and remain important to lowering ABF’s cost structure

(Fort Smith, Arkansas, April 30, 2013) — Arkansas Best Corporation (Nasdaq: ABFS) today reported a first quarter 2013 net loss despite continued encouraging trends in its emerging businesses.  Year-over-year revenue and tonnage growth at LTL carrier ABF Freight System, Inc., were offset by higher wage and benefit costs for employees represented by the International Brotherhood of Teamsters.

Arkansas Best’s first quarter 2013 revenue was $520.7 million compared to revenue of $440.9 million in the first quarter of 2012. The first quarter net loss was $13.4 million, or $0.52 per share, compared to a first quarter 2012 net loss of $18.2 million, or $0.71 per share.  Last year’s first quarter results included the effects of an unusually low corporate tax benefit rate and unusually high workers’ compensation claims costs.  Combined, these items increased last year’s first quarter net loss by $0.31 per share.

Arkansas Best’s emerging, non-asset-based businesses continue to display strength in their revenue growth and cash flow generation.  Freight brokerage and vehicle roadside and preventive maintenance grew first-quarter revenue 82% and 45%, respectively, and improved operating income. Operating results at Panther Expedited Services, Inc., were impacted by reduced demand for expedited services and investments made in sales and service locations for future growth.  On a combined basis, Panther and all of the other non-asset-based businesses generated first quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $3.4 million, versus slightly negative EBITDA in the first quarter of 2012.

“First quarter revenue and operating income at our emerging businesses reflected growth and improvement as we invested heavily in these businesses during 2012.  They represent a critical piece of Arkansas Best’s strategy to achieve sustained profitability,” said Arkansas Best President and Chief Executive Officer Judy R. McReynolds.  “The investments made so far have improved the financial performance of these subsidiaries and strengthened their service offerings and their ability, both individually and through significant cross-selling opportunities, to better serve customers with full supply-chain solutions.”

ABF Freight’s first-quarter operating loss deepened despite revenue growth and improving business levels. McReynolds noted that the company’s high-cost structure continues to weigh on results, underscoring the need for a more rational labor agreement that reflects the increasingly competitive LTL industry. “After months of hard work and a second extension of contract talks through May 31, the negotiating teams continue to make progress on developing a contract agreement for our Teamster-represented employees that is expected to provide ABF greater operational flexibility and lower costs in order to effectively compete in the future.”

Closing Comments

“Despite losses in the seasonally weak first quarter, Arkansas Best is well-positioned for growth in new and existing markets.  We continue to develop a comprehensive array of services designed to meet the ever-changing needs of our customers and generate financial returns for our company and our shareholders,” said McReynolds.  “Current negotiations on a new labor agreement provide an opportunity to preserve good-paying jobs and protect the retirement benefits of our union employees through a lower cost structure and improved operational flexibility.  A new labor contract, with lower more competitive costs, is a critical element in allowing ABF to effectively compete in a drastically different LTL marketplace.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2013 first quarter results.  The call will be today, Tuesday, April 30, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 659-2165.  Following the call, a recorded playback will be available through the end of the day on May 31, 2013.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21653957.  The conference call and playback can also be accessed, through May 31, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under our collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-

insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2013	2012
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$520,687	$440,867

OPERATING EXPENSES AND COSTS	544,037	463,854

OPERATING LOSS	(23,350)	(22,987)

OTHER INCOME (EXPENSE)
Interest and dividend income	171	253
Interest expense and other related financing costs	(1,207)	(1,142)
Other, net	1,083	1,340
	47	451

LOSS BEFORE INCOME TAXES	(23,303)	(22,536)

INCOME TAX BENEFITS	(9,908)	(4,374)

NET LOSS	$(13,395)	$(18,162)

LOSS PER COMMON SHARE(1)
Basic	$(0.52)	$(0.71)
Diluted	$(0.52)	$(0.71)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,638,333	25,455,607
Diluted	25,638,333	25,455,607

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03

(1)         The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET LOSS	$(13,395)	$(18,162)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(38)	(34)

ADJUSTED NET LOSS FOR CALCULATING EARNINGS PER COMMON SHARE	$(13,433)	$(18,196)

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31 2013	December 31 2012
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$75,071	$90,702
Short-term investments	29,891	29,054
Restricted cash, cash equivalents, and short-term investments	5,904	9,658
Accounts receivable, less allowances (2013 – $5,360; 2012 – $5,249)	190,036	180,631
Other accounts receivable, less allowances (2013 – $1,376; 2012 – $1,334)	6,011	6,539
Prepaid expenses	19,397	17,355
Deferred income taxes	37,302	39,245
Prepaid and refundable income taxes	7,851	5,681
Other	7,288	7,185
TOTAL CURRENT ASSETS	378,751	386,050

PROPERTY, PLANT AND EQUIPMENT
Land and structures	243,990	243,699
Revenue equipment	588,809	589,729
Service, office, and other equipment	119,642	119,456
Software	105,164	103,164
Leasehold improvements	23,357	23,272
	1,080,962	1,079,320
Less allowances for depreciation and amortization	653,862	635,292
	427,100	444,028
GOODWILL	75,032	73,189
INTANGIBLE ASSETS, NET	78,518	79,561
OTHER ASSETS	51,994	51,634

	$1,011,395	$1,034,462

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$11,737	$13,645
Accounts payable	84,966	84,292
Income taxes payable	75	59
Accrued expenses	167,848	158,668
Current portion of long-term debt	39,861	43,044
TOTAL CURRENT LIABILITIES	304,487	299,708

LONG-TERM DEBT, less current portion	105,169	112,941
PENSION AND POSTRETIREMENT LIABILITIES	105,922	104,673
OTHER LIABILITIES	12,366	12,832
DEFERRED INCOME TAXES	35,858	45,309

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2013: 27,307,505 shares; 2012: 27,296,285 shares	273	273
Additional paid-in-capital	290,776	289,711
Retained earnings	269,955	284,157
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(55,641)	(57,372)
TOTAL STOCKHOLDERS’ EQUITY	447,593	458,999

	$1,011,395	$1,034,462

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2013	2012
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(13,395)	$(18,162)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,150	19,320
Amortization of intangibles	1,043	—
Share-based compensation expense	1,303	1,442
Provision for losses on accounts receivable	969	275
Deferred income tax benefit	(8,756)	(4,301)
Gain on sale of property and equipment	(212)	(285)
Changes in operating assets and liabilities:
Receivables	(9,886)	(859)
Prepaid expenses	(2,042)	(1,621)
Other assets	(964)	(96)
Income taxes	(1,548)	1,793
Accounts payable, accrued expenses, and other liabilities	11,124	7,371
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(214)	4,877

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,440)	(2,388)
Proceeds from sales of property and equipment	842	1,315
Purchases of short-term investments	(3,752)	(14,335)
Proceeds from sales of short-term investments	2,940	3,185
Capitalization of internally developed software and other	(2,090)	(1,618)
NET CASH USED IN INVESTING ACTIVITIES	(5,500)	(13,841)

FINANCING ACTIVITIES
Repayments on long-term debt	(10,955)	(6,075)
Net change in bank overdraft and other	(1,909)	(10,056)
Change in restricted cash, cash equivalents, and short-term investments	3,754	23,149
Deferred financing costs	—	(36)
Payment of common stock dividends	(807)	(797)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(9,917)	6,185

NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,631)	(2,779)
Cash and cash equivalents at beginning of period	90,702	141,295
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$75,071	$138,516

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$173	$2,060

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2013	2012
	(Unaudited)
	($ thousands)
Arkansas Best Corporation — Consolidated

Earnings Before Interest, Taxes, Depreciation, and Amortization
Net loss	$(13,395)	$(18,162)
Interest expense	1,207	1,142
Income tax benefits	(9,908)	(4,374)
Depreciation and amortization	23,193	19,320
Amortization of share-based compensation	1,303	1,442
Amortization of actuarial losses	2,912	2,847
EBITDA	$5,312	$2,215

	Three Months Ended March 31 2013			Three Months Ended March 31 2012
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA
Non-Asset Based Segments

Premium Logistics & Expedited Freight Services(1)	$(864)	$2,550	$1,686	$—	$—	$—
Truck Brokerage and Management	767	92	859	394	65	459
Emergency and Preventative Maintenance	711	132	843	(137)	118	(19)
Household Goods Moving Services	(231)	241	10	(792)	179	(613)
Total non-asset based segments	$383	$3,015	$3,398	$(535)	$362	$(173)

(1)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the purchase of Panther Expedited Services, Inc. on June 15, 2012.

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends.  Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA differently, and therefore the Company’s EBITDA may not be comparable to similarly titled measures of other companies.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended March 31
	2013		2012
	(Unaudited)
	($ thousands)
OPERATING REVENUES
Freight Transportation	$407,281		$396,513

Premium Logistics & Expedited Freight Services	53,252		—
Truck Brokerage and Management	14,604		8,039
Emergency and Preventative Maintenance	32,522		22,378
Household Goods Moving Services	13,576		15,052
Total non-asset based segments	113,954		45,469

Other revenues and eliminations	(548)		(1,115)
Total consolidated operating revenues	$520,687		$440,867

OPERATING EXPENSES AND COSTS
Freight Transportation
Salaries, wages, and benefits	$267,178	65.6%	$265,061	66.8%
Fuel, supplies, and expenses	83,332	20.5	80,640	20.3
Operating taxes and licenses	10,990	2.7	10,801	2.7
Insurance	4,484	1.1	4,881	1.2
Communications and utilities	3,933	1.0	3,799	1.0
Depreciation and amortization	19,574	4.8	18,573	4.7
Rents and purchased transportation	38,469	9.4	33,216	8.4
Gain on sale of property and equipment	(212)	(0.1)	(282)	(0.1)
Other	2,082	0.5	1,682	0.5
	429,830	105.5%	418,371	105.5%

Premium Logistics & Expedited Freight Services
Purchased transportation	$41,036	77.1%	$—	—
Depreciation and amortization(1)	2,550	4.8	—	—
Salaries, benefits, insurance, and other	10,530	19.7	—	—
	54,116	101.6%	—	—

Truck Brokerage and Management	13,837		7,645
Emergency and Preventative Maintenance	31,811		22,515
Household Goods Moving Services	13,807		15,844
Total non-asset based segments	113,571		46,004

Other expenses and eliminations	636		(521)
Total consolidated operating expenses and costs	$544,037		$463,854

(1)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the purchase of Panther Expedited Services, Inc. on June 15, 2012.

Note:  See the following page for description of segments.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended March 31
	2013	2012
	(Unaudited)
	($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation	$(22,549)	$(21,858)

Premium Logistics & Expedited Freight Services	(864)	—
Truck Brokerage and Management	767	394
Emergency and Preventative Maintenance	711	(137)
Household Goods Moving Services	(231)	(792)
Total non-asset based segments	383	(535)

Other loss and eliminations	(1,184)	(594)
Total consolidated operating loss	$(23,350)	$(22,987)

Description of Segments:

•                  Freight Transportation includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.

•                  Panther Expedited Services, Inc., which was acquired on June 15, 2012, is reported as Premium Logistics & Expedited Freight Services.

•                  Truck Brokerage and Management includes the transportation brokerage services operating as FreightValue®.

•                  Emergency and Preventative Maintenance includes the roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.

•                  Household Goods Moving Services includes Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

Certain reclassifications have been made to the prior year’s operating segment data to conform to the current year presentation. The operating results of Global Supply Chain Services and Supply Chain Services, businesses which provide ocean container transport and warehousing services, have been reclassified from the Freight Transportation segment to “Other and Eliminations.” There was no impact on consolidated amounts as a result of these reclassifications.

ARKANSAS BEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2013	2012	% Change
	(Unaudited)

Freight Transportation(1)

Workdays	62.5	64.0

Billed Revenue(2) / CWT	$26.88	$27.52	(2.3)%

Billed Revenue(2) / Shipment	$372.36	$366.15	1.7%

Shipments	1,095,678	1,095,019	0.1%

Shipments / Day	17,531	17,110	2.5%

Tonnage (tons)	758,889	728,465	4.2%

Tons / Day	12,142	11,382	6.7%

(1)         Based on the previously described reclassifications that have been made to the prior year’s operating segment data and statistics to conform to the current year presentation, operations of Global Supply Chain Services and Supply Chain Services are excluded from key operating statistics for the Freight Transportation Segment.

(2)         Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Contact:	Mr. David Humphrey, Vice President, Investor Relations
Telephone: (479) 785-6200

Media: Ms. Kathy Fieweger, Vice President, Marketing and Corporate Communications
Telephone: (847) 903-8806

END OF RELEASE